Exhibit 99.1

Immediate Release	For Further Information Contact:
Thursday, May 5, 2011	Robert E. Phaneuf
Vice President - Corporate Development
(918) 632-0680

RAM ENERGY RESOURCES REPORTS FIRST QUARTER 2011 RESULTS

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced first quarter 2011 earnings results.

Highlights of 1Q2011

•	RAM’s percentage of production attributable to oil and NGLs rises to 70%; accounts for 89% of sales revenue
•	RAM accelerates drilling activity in its Osage exploration play
•	RAM completes new $250 million credit facility with borrowing base of $150 million and new term loan facility of $75 million

Higher Prices for Oil and NGLs Add to impact of Sales and Production Mix

Despite a production decline of more than 16% on a pro-forma basis, oil and gas sales of $ 25.7 million in the current year’s first quarter were only 3% less than oil and gas sales in the year-ago quarter, pro-forma the sale of non-core assets in 2010 (See Table in Results of Operations – Pro-Forma).  The decline in production was substantially offset by higher prices for oil and natural gas liquids (NGLs).

During the first quarter of the current year, 70% of RAM’s production mix and approximately 89% of oil and natural gas sales were derived from oil and natural gas liquids (NGLs).  The average price received for crude oil in the 2011 first quarter was $91.95 per barrel, 21% above that of the year-ago quarter.  Similarly, the average price received for NGLs increased 28% over the first quarter of 2010.   The average price received for natural gas was $4.07 per Mcf during this year’s first quarter compared to $5.07 per Mcf last year.

Mississippian Oil Play Update

RAM’s initial plan to drill a total of 11 wells and one saltwater disposal well over the course of the 2011 year in its Mississippian oil play in Osage County, Oklahoma is being accelerated.  During the period January through April 2011, the company has drilled or is preparing to drill 7 exploratory wells along with the planned saltwater disposal well.  These wells and their current status are as follows:

1.	Farmland #1	NW/4 26-26N-9E	Testing Mississippian
2.	Surber 2T	SW/4 26-26N-9E	Testing Mississippian
3.	Surber 2-27	SW/4 27-26N-9E	Pipe set, waiting on completion
4.	Farmland 2-16	SE/4 16-26N-9E	Pipe set, waiting on completion
5.	Christenson 3-2	SW/4 2-26N-9E	Pipe set, waiting on completion
6.	Surber 1-35	NW/4 35-26N-9E	Moving in, rigging up, preparing to spud
7.	Rickets 2-35	NE/4 35-26N-9E	Waiting on rig after Surber 1-35

In addition, the company completed the drilling of the Surber #3 saltwater disposal well (SWD) which has greatly facilitated the ability to test and complete the drilled wells. In the third quarter 2011 the company plans to drill four additional exploration wells, three of which will test the northern boundaries of the Phase I 3-D seismic acquisition.  If commercial potential exists, then RAM is likely to drill another SWD well to service these wells.  All locations have been staked and permits applied for.

Results of Operations - Pro-Forma

In December 2010, the company sold non-core producing assets located in Texas and Oklahoma as part of its strategy aimed at reducing debt.  The following table provides pro-forma results for 2010, excluding the sold properties, to assist in the company’s description of the results of its operations:

	Three months ended March 31, 2010

	1Q 2010	Results from	1Q 2010
	As Reported	Sold Properties	Pro-Forma
Oil and natural gas sales (in thousands):
Oil	$ 19,488	$ 331	$ 19,157
Natural Gas	6,429	1,630	4,799
NGL	3,931	1,482	2,449
Total oil and natural gas sales	$ 29,848	$ 3,443	$ 26,405

Production expenses (in thousands):
Oil and natural gas production taxes	$ 1,594	$ 128	$ 1,466
Oil and natural gas production expenses	$ 7,920	$ 491	$ 7,429

Production volumes:
Texas (Mboe)	385	85	300
Oklahoma (Mboe)	119	19	100
Other (MBOE)	62	-	62
Total Production (Mboe)	566	104	462

Production

Production of 387,000 BOE in the first quarter 2011 was 16%, or 75,000 BOE, below first quarter 2010 pro-forma production of 462,000 BOE.  Of the decline in BOE, production from the Texas fields accounted for 60,000 BOE, with normal field declines and well performance in RAM’s South Texas properties being the largest contributors. Normal production declines in the company’s Oklahoma fields contributed another 10,000 BOE to the quarter-to-quarter decline.

Costs and Expenses

Production expenses (oil and gas production expenses and taxes) rose 10% in the 2011 first quarter to $9.8 million compared to expenses of $8.9 million (on a pro-forma basis) in the previous year’s quarter, primarily due to higher workover costs in the current year.  General and administrative expenses for the first quarter of 2011 were $3.9 million, flat with the similar quarter last year.

On March 15, 2011 the company refinanced its senior credit facility with a 5 year, $250 million first lien revolving credit facility and a five and one-half year, $75 million second lien term loan credit facility.  The borrowing base under the revolving credit facility was set at $150 million at the closing.  At March 31st, the revolving credit facility had $130 million outstanding at LIBOR plus a 3.0% margin.  The term loan credit facility had $75 million outstanding at LIBOR plus a 9.0% margin with a 2.0% LIBOR floor; however $50 million of the term loan balance is subject to an interest rate swap that fixed the rate at 11.51%.  As part of the refinancing, the company was required to expense $2.7 million of unamortized financing fees in the first quarter 2011 related to the extinguishment of the company’s previous credit facilities. On an ongoing basis, the company will record approximately $1.3 million annually to interest expense for the amortization of financing fees associated with the current credit facilities.  Excluding these expenses associated with unamortized financing fees, RAM continues to project cash interest expense to be within the targeted $14 - $15 million range in 2011.

1Q 2011 Financial Results

For the quarter ended March 31, 2011, RAM reported a net loss of $9.9 million, or $0.13 per share, compared to net income of $2.4 million, or $0.03 per share, in the first quarter of 2010.  The 2011 quarter results were negatively impacted by the swing from non-cash unrealized oil and gas derivative gains of $1.9 million in the year-ago period to non-cash unrealized oil and gas derivative losses of $15.0 million in the 2011 period, as well as the $2.7 million of financing fees discussed above. Modified EBITDA in the first quarter of 2011 was $13.0 million, approximately $2.7 million less than the prior year’s first quarter.  This decline was primarily the result of the asset sales discussed previously.  Free cash flow was $7.6 million, or $0.10 per diluted share outstanding, for the first quarter 2011 compared to $11.3 million, or $0.14 per diluted share outstanding, for the same quarter in 2010.

1Q 2011 Capital Spending

Oil and natural gas exploration and development capital expenditures totaled approximately $5.6 million in the first quarter, of which $4.3 million was allocated to lower risk development and exploitation activities, $1.1 million for exploratory expenditures in the company’s Mississippian oil play and $200,000 for the acquisition of proved properties.  RAM participated in the drilling of 15 gross wells during the quarter, of which 6 wells were completed and capable of commercial production, while the remainder were in the process of drilling, testing or completing at the end of the period.  Oil and natural gas related capital expenditures totaled approximately $7.8 million in the first quarter of 2010.  RAM continues to expect to fund its 2011 total non-acquisition capital budget of $35.0 million with cash flow from internal sources.

1Q 2011 Conference Call

The company’s teleconference call to review first quarter results will be broadcast live on a listen-only basis over the internet on Thursday, May 5, at 11:30 a.m. Eastern Daylight Time.  Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com.  The teleconference may be accessed by dialing (866) 788-0541 (domestic) or (857) 350-1679 (international) and providing the call identifier “60109469” to the operator.  An audio replay will be available until May 12, 2011 by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and using pass code “69049264”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts, that address estimates of planned non-acquisition capital spending, NYMEX prices of oil, natural gas, NGLs and company realizations, the impact of oil and gas derivatives, drilling activities, estimates of the impact of asset sales on production and the company’s production mix and events or developments that the company expects or believes are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM Energy Resources

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME.  For additional information, visit the company website at www.ramenergy.com.

RAM Energy Resources, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 42	$ 37
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2010)	10,631	9,797
Joint interest operations, net of allowance of $479 ($479 at December 31, 2010)	624	631
Other, net of allowance of $34 ($48 at December 31, 2010)	169	155
Derivative assets	-	1,340
Prepaid expenses	1,133	1,657
Deferred tax asset	5,786	3,526
Inventory	3,491	3,382
Other current assets	229	4
Total current assets	22,105	20,529
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	694,759	689,472
Other property and equipment	10,203	10,072
	704,962	699,544
Less accumulated depreciation, amortization and impairment	(494,820)	(489,634)
Total properties and equipment	210,142	209,910
OTHER ASSETS:
Deferred tax asset	33,881	31,001
Derivative assets	124	-
Deferred loan costs, net of accumulated amortization of $53 ($5,012 at December 31, 2010)	6,659	2,609
Other	991	952
Total assets	$ 273,902	$ 265,001
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$ 14,566	$ 17,149
Oil and natural gas proceeds due others	9,039	9,414
Other	239	452
Accrued liabilities:
Compensation	1,716	1,948
Interest	563	2,448
Income taxes	784	699
Other	10	10
Derivative liabilities	7,101	-
Asset retirement obligations	536	639
Long-term debt due within one year	136	127
Total current liabilities	34,690	32,886
DERIVATIVE LIABILITIES	7,778	203
LONG-TERM DEBT	205,240	196,965
ASSET RETIREMENT OBLIGATIONS	31,173	30,770
OTHER LONG-TERM LIABILITIES	10	10
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 82,566,579 and 82,597,829 shares issued, 78,333,803 and 78,386,983 shares outstanding at March 31, 2011 and December 31, 2010, respectively	8	8
Additional paid-in capital	226,840	226,042
Treasury stock - 4,232,776 shares (4,210,846 shares at December 31, 2010) at cost	(7,019)	(6,976)
Accumulated deficit	(224,818)	(214,907)
Stockholders' equity (deficit)	(4,989)	4,167
Total liabilities and stockholders' equity (deficit)	$ 273,902	$ 265,001

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Operations
 (In thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2011	2010
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$ 20,412	$ 19,488
Natural gas	2,892	6,429
NGLs	2,415	3,931
Total oil and natural gas sales	25,719	29,848
Realized gains (losses) on derivatives	836	(898)
Unrealized gains (losses) on derivatives	(14,953)	1,935
Other	51	36
Total revenues and other operating income	11,653	30,921

OPERATING EXPENSES:
Oil and natural gas production taxes	1,411	1,594
Oil and natural gas production expenses	8,375	7,920
Depreciation and amortization	5,273	6,714
Accretion expense	402	382
Share-based compensation	669	686
General and administrative, overhead and other expenses,
net of operator's overhead fees	3,878	3,770
Total operating expenses	20,008	21,066
Operating income (loss)	(8,355)	9,855

OTHER INCOME (EXPENSE):
Interest expense	(6,550)	(5,635)
Interest income	-	2
Loss on interest rate derivatives	(133)	-
Other income (expense)	48	(9)
INCOME (LOSS) BEFORE INCOME TAXES	(14,990)	4,213
INCOME TAX PROVISION (BENEFIT)	(5,079)	1,795
Net income (loss)	$ (9,911)	$ 2,418

BASIC INCOME (LOSS) PER SHARE	$ (0.13)	$0.03
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,359,996	77,997,063

DILUTED INCOME (LOSS) PER SHARE	$ (0.13)	$ 0.03
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,359,996	77,997,063

RAM Energy Resources, Inc.
Condensed Consolidated Statements of Cash Flows
 (In thousands)
(unaudited)

	Three months ended March 31,
	2011	2010
OPERATING ACTIVITIES:
Net income (loss)	$ (9,911)	$ 2,418
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	5,273	6,714
Amortization of deferred loan costs	2,662	522
Non-cash interest	362	765
Accretion expense	402	382
Unrealized (gain) loss on commodity derivatives, net of premium amortization	15,870	(967)
Unrealized loss on interest rate derivatives	122	-
Deferred income tax provision (benefit)	(5,140)	1,554
Share-based compensation	669	686
Gain on disposal of other property, equipment and subsidiary	(17)	(23)
Changes in operating assets and liabilities, net of acquisitions-
Accounts receivable	(841)	840
Prepaid expenses, inventory and other assets	152	272
Derivative premiums	(111)	(990)
Accounts payable and proceeds due others	(3,155)	(3,650)
Accrued liabilities and other	(2,107)	(888)
Income taxes payable	85	177
Asset retirement obligations	(111)	-
Total adjustments	14,115	5,394
Net cash provided by operating activities	4,204	7,812
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(5,620)	(7,821)
Proceeds from sales of oil and natural gas properties	462	458
Payments for other property and equipment	(219)	(254)
Proceeds from sales of other property and equipment	11	4
Net cash used in investing activities	(5,366)	(7,613)
FINANCING ACTIVITIES:
Payments on long-term debt	(216,142)	(10,034)
Proceeds from borrowings on long-term debt	224,064	10,131
Payments for deferred loan costs	(6,712)	-
Stock repurchased	(43)	(324)
Net cash provided by (used in) financing activities	1,167	(227)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5	(28)
CASH AND CASH EQUIVALENTS, beginning of period	37	129
CASH AND CASH EQUIVALENTS, end of period	$ 42	$ 101
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash (received) paid for income taxes	$(23)	$64
Cash paid for interest	$ 5,355	$ 4,347
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 5	$ 35

RAM Energy Resources, Inc.
Production by Area

	Texas	Oklahoma	Louisiana	Other	Total
Three Months Ended March 31, 2011
Aggregate Net Production
Oil (MBbls)	125	74	16	7	222
NGLs (MBbls)	41	3	-	3	47
Natural Gas (MMcf)	444	80	153	33	710
MBoe	240	90	42	15	387

	Texas	Oklahoma	Louisiana	Other	Total
Three Months Ended March 31, 2010
Aggregate Net Production
Oil (MBbls)	149	81	17	10	257
NGLs (MBbls)	92	3	-	3	98
Natural Gas (MMcf)	864	212	155	38	1,269
MBoe	385	119	43	19	566

Change in MBoe	(145)	(29)	(1)	(4)	(179)

RAM Energy Resources, Inc.
Production and Prices Summary

	For the Three Months Ended
	March 31,		%
	2011	2010	Incr/Dec

Production volumes:
Oil (MBbls)	222	257	-13.6%
NGL (MBbls)	47	98	-52.0%
Natural gas (MMcf)	710	1,269	-44.1%
Total (Mboe)	387	566	-31.6%

Average sale prices received:
Oil (per Bbl)	$ 91.95	$ 75.83	21.3%
NGL (per Bbl)	$ 51.38	$ 40.11	28.1%
Natural gas (per Mcf)	$ 4.07	$ 5.07	-19.7%
Total per Boe	$ 66.46	$ 52.73	26.0%

Cash effect of derivative contracts:
Oil (per Bbl)	$ (4.58)	$ (3.84)	19.3%
NGL (per Bbl)	$ -	$ -	-
Natural gas (per Mcf)	$ 2.61	$ 0.07	NM
Total per Boe	$ 2.16	$ (1.59)	NM

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$ 87.37	$ 71.99	21.4%
NGL (per Bbl)	$ 51.38	$ 40.11	28.1%
Natural gas (per Mcf)	$ 6.68	$ 5.14	30.0%
Total per Boe	$ 68.62	$ 51.14	34.2%

Cash expenses (per Boe):
Oil and natural gas production taxes	$ 3.65	$ 2.82	29.4%
Oil and natural gas production expenses	$ 21.64	$ 13.99	54.7%
General and administrative	$ 10.02	$ 6.66	50.5%
Interest	$ 13.84	$ 7.68	80.2%
Taxes	$ (0.06)	$ 0.11	-154.5%
Total per Boe	$ 49.09	$ 31.26	57.0%

RAM Energy Resources, Inc.
Modified EBITDA, Free Cash Flow and Adjusted Net Income
 ( non-GAAP measures)
(unaudited)

Non-GAAP Financial Measures
Modified EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share-based compensation, impairment charges, unrealized gains or losses on derivatives.  Free cash flow is also a non-GAAP measure representing Modified EBITDA after adjustments for the cash portion of interest and income taxes.  These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP).  These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

$000s, except per share amounts
	Qtr Ended	Qtr Ended
	3/31/2011	3/31/2010

Modified EBITDA:
Net income (loss)	$ (9,911)	$ 2,418
Plus: Interest expense	$ 3,384	$ 4,348
Plus: PIK interest	$ 448	$ 765
Plus: Amortization of deferred loan costs	$ 2,718	$ 522
Plus: Depreciation, amortization and accretion	$ 5,675	$ 7,096
Plus: Share-based compensation	$ 669	$ 686
Plus: Income tax provision (benefit)	$ (5,079)	$ 1,795
Less: Unrealized (gain) loss on derivatives	$ 15,075	$ (1,935)

Modified EBITDA	$ 12,979	$ 15,695

Less:

Cash paid for interest	$ 5,355	$ 4,347
Cash paid (received) for income tax	$ (23)	$ 64

Free cash flow	$ 7,647	$ 11,284

Weighted average shares outstanding - basic	78,360	77,997
Weighted average shares outstanding - diluted	78,360	77,997

Free cash flow per share - basic	$0.10	$0.14
Free cash flow per share - diluted	$0.10	$0.14